Exhibit 99.1

NEWS RELEASE

One Park Place, Suite 700 — 621 Northwest 53rd Street — Boca Raton, Florida 33487 — www.geogroup.com

CR-12-07

THE GEO GROUP REPORTS FIRST QUARTER 2012 RESULTS;

ACCELERATES DIVIDEND POLICY TO THIRD QUARTER 2012 AND

WILL INCREASE CASH DIVIDEND IN FOURTH QUARTER 2012

•	1Q12 Net Income of $15.1 Million - $0.25 EPS

•	1Q12 Pro Forma Net Income of $18.8 Million - $0.31 Pro Forma EPS

•	Increases 2012 Pro Forma EPS Guidance to $1.54 to $1.60 and Confirms 2012 Adjusted Funds from Operations Guidance of $3.18 to $3.34 per Share

•	Board Accelerates Dividend Policy Implementation; Expects to Declare Quarterly Cash Dividend of $0.10 per Share in 3Q12 and will Increase Quarterly Cash Dividend to $0.15 per Share in 4Q12

Boca Raton, Fla. – May 7, 2012 — The GEO Group, Inc. (NYSE: GEO) (“GEO”) today reported its financial results for the first quarter 2012 and announced that GEO’s Board of Directors (GEO’s “Board”) has accelerated the implementation of GEO’s dividend policy and expects to declare a quarterly cash dividend of $0.10 per share in the third quarter of 2012, which will increase to $0.15 per share in the fourth quarter of 2012.

Financial Results - First Quarter 2012 Compared with First Quarter 2011

GEO reported total revenues for the first quarter 2012 of $412.3 million compared to total revenues of $391.8 million for the first quarter 2011. GEO reported net income for the first quarter 2012 of $15.1 million, or $0.25 per diluted share, compared to net income of $16.4 million, or $0.25 per diluted share for the first quarter of 2011. GEO’s first quarter 2012 net income includes $3.1 million, after-tax, in start-up/transition expenses; $0.4 million after-tax in international bid and proposal expenses; and $0.3 million after-tax in transaction related expenses in connection with GEO’s announced acquisition of the partnership interests in Municipal Corrections Finance, L.P. (“MCF”).

Excluding these items, GEO reported Pro Forma net income of $18.8 million, or $0.31 per diluted share, for the first quarter 2012 compared to Pro Forma net income of $22.7 million, or $0.35 per diluted share for the first quarter 2011. First quarter 2012 Adjusted EBITDA increased to $74.2 million from $73.1 million in the first quarter 2011. Adjusted Funds from Operations for the first quarter 2012 increased to $58.1 million, or $0.95 per diluted share, compared to $47.0 million, or $0.73 per diluted share, for the first quarter 2011.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are pleased with our first quarter results, which continue to reflect strong operational and financial performance from our diversified business units. We have increased our earnings outlook for 2012, and our Board has accelerated the implementation of our new dividend policy. We now expect to declare a quarterly cash dividend of $0.10 per share in the third quarter, and we will increase the quarterly cash dividend to $0.15 per share in the fourth quarter. This dividend policy is indicative of our long-term view that we can return value to our shareholders while continuing to naturally deleverage and pursue quality growth.”

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Business Segments Revenue

U.S. Corrections & Detention

For the first quarter 2012, U.S. Corrections & Detention revenue increased by approximately $4.5 million year-over-year to $246.1 million. First quarter 2012 revenues for U.S. Corrections & Detention reflect the activation of the Adelanto ICE Processing Center East in California in August 2011 and the Riverbend Correctional Facility in Georgia in December 2011 along with the opening of the Karnes Civil Detention Center in Texas and an expansion to the New Castle Correctional Facility in Indiana in the first quarter 2012. These facility activations were offset by deactivation of the Regional Correctional Center in New Mexico in the second quarter 2011, the Leo Chesney Community Correctional Facility in California in the third quarter 2011, and the Desert View and Central Valley Community Correctional Facilities in California in the fourth quarter 2011.

GEO Care

For the first quarter 2012, GEO Care revenue increased by approximately $12.8 million year-over-year to $109.7 million. This revenue increase was driven primarily by GEO’s acquisition of BI Incorporated (“BI”) in February 2011 as well as the activation of the 100-bed Montgomery County Mental Health Treatment Facility in Texas in March 2011 partially offset by the deactivation of the 177-bed Brooklyn Residential Reentry Center in the third quarter 2011.

International Services

For the first quarter 2012, International Services revenue increased by approximately $3.4 million year-over-year to $56.5 million driven primarily by positive foreign exchange rate fluctuations and the activation of the Dungavel House Immigration Removal Centre in Scotland in the third quarter 2011 partially offset by the deactivation of the Campsfield House Immigration Removal Centre in England in the second quarter 2011.

Reconciliation Tables and Supplemental Disclosure

GEO has made available a Supplemental Disclosure which contains reconciliation tables of pro forma net income to net income, Adjusted EBITDA to net income, Adjusted Funds from Operations to net income along with supplemental financial and operational information on GEO’s business segments. Please see the section of this press release below entitled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines pro forma net income, Adjusted EBITDA, and Adjusted Funds from Operations. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Disclosure which is available on GEO’s Investor Relations webpage at www.geogroup.com.

2012 Financial Guidance

GEO has increased its earnings guidance for 2012. GEO expects its full year 2012 revenues to be in a range of $1.65 billion to $1.66 billion and its 2012 pro forma earnings per share to be in a range of $1.54 to $1.60 per share, excluding $0.12 per share in after-tax start-up/transition expenses, international bid and proposal expenses, and M&A related expenses.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

GEO expects its 2012 Adjusted EBITDA to be in a range of $330 million to $340 million and its 2012 Adjusted Funds from Operations to be in a range of $195 million to $205 million, or $3.18 to $3.34 per share.

GEO expects its second quarter 2012 revenues to be in a range of $410 million to $415 million and its pro forma earnings per share to be in a range of $0.40 to $0.42 per share, excluding $0.03 per share in after-tax start-up/transition expenses, international bid and proposal expenses, and M&A related expenses.

GEO’s increased earnings guidance reflects the previously announced continuation of the Golden State Community Correctional Facility contract in California through December 14, 2012 partially offset by the expected deactivation/transition of GEO’s managed-only contracts for the East Mississippi, Walnut Grove, and Marshall County Correctional Facilities, which the State of Mississippi has decided to competitively rebid this year. GEO had previously announced its decision to discontinue its management contract for the East Mississippi Correctional Facility effective July 19, 2012, and GEO’s increased earnings guidance for 2012 now assumes that all three contracts will be deactivated/transitioned in the second half of the year.

GEO’s 2012 financial guidance does not assume the potential reactivation of approximately 7,000 current beds in inventory which GEO is actively marketing to local, state, and federal customers. The after-tax carrying costs associated with keeping the facilities idle represent approximately $0.14 per share, of which more than half are non-cash expenses. GEO’s guidance also reflects approximately $0.18 per share in after-tax intangibles amortization expense mostly related to the acquisitions of Cornell Companies and BI.

Stock Repurchase Program

On July 14, 2011, GEO’s Board of Directors approved a stock repurchase program of up to $100.0 million of GEO’s common stock effective through December 31, 2012. Through the end of the first quarter 2012, GEO had repurchased approximately 3.9 million shares of its common stock for approximately $75.0 million.

Dividend Policy

GEO announced today that its Board has decided to accelerate the implementation of its new dividend policy to the third quarter 2012 and to increase the quarterly cash dividend in the fourth quarter 2012. GEO expects to declare quarterly cash dividends of $0.10 per share in the third quarter 2012 and $0.15 per share in the fourth quarter 2012. The declaration of each quarterly cash dividend will be subject to approval by GEO’s Board and to meeting the requirements of all applicable laws and regulations. GEO’s Board retains the power to modify, suspend or cancel its dividend policy as it may deem necessary or appropriate in the future.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Municipal Corrections Finance, L.P. (“MCF”)

GEO announced today that it has signed a definitive agreement to purchase 100% of the partnership interests in Municipal Corrections Finance, L.P. for approximately $27.0 million. The transaction will give GEO full ownership interest in 11 correctional properties, representing 10,000 beds, which are currently leased and operated by GEO and will save GEO approximately $155.0 million in future net cash payments, becoming accretive to earnings after 2012.

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast at 11:00 AM (Eastern Time) today to discuss GEO’s first quarter 2012 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-888-680-0893 and the international call-in number is 1-617-213-4859. The participant pass-code for the conference call is 41268942. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.geogroup.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until June 7, 2012 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 35646752.

About The GEO Group, Inc.

The GEO Group, Inc. is the world’s leading diversified provider of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include 20,000 employees, 113 correctional, detention and residential treatment facilities, including projects under development, and 79,000 owned and/or managed beds.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Pro Forma Net Income, Adjusted EBITDA and Adjusted Funds From Operations are non-GAAP financial measures that are presented as supplemental disclosures.

Pro Forma Net Income is defined as net income adjusted for net income/loss attributable to non-controlling interests, start-up/transition expenses, net of tax, international bid and proposal expenses, net of tax, and M&A-related expenses, net of tax. GEO believes that Pro Forma Net Income is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of certain unusual or non-recurring charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Pro Forma Net Income to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Adjusted EBITDA is defined as net income before net interest expense, income tax provision, depreciation and amortization, and tax provision on equity in earnings of affiliate, adjusted for net income/loss attributable to non-controlling interests, stock-based compensation, pre-tax, start-up/transition expenses, pre-tax, international bid and proposal expenses, pre-tax, and M&A-related expenses, pre-tax. GEO believes that Adjusted EBITDA is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of certain unusual or non-recurring charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Adjusted EBITDA to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.

Adjusted Funds From Operations is defined as net income excluding depreciation and amortization, income tax provision, income taxes refunded/paid, stock-based compensation, maintenance capital expenditures, equity in earnings of affiliates, net of tax, amortization of debt costs and other non-cash interest, net income/loss attributable to non-controlling interests, start-up/transition expenses, M&A-related expenses, and international bid and proposal expenses. GEO believes that Adjusted Funds From Operations is useful to investors as it provides information regarding cash that GEO’s operating business generates before taking into account certain cash and non-cash items that are non-operational or infrequent in nature, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Adjusted Funds From Operations to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.

GEO has made available a Supplemental Disclosure which contains reconciliation tables of pro forma net income to net income, Adjusted EBITDA to net income, Adjusted Funds from Operations to net income along with supplemental financial and operational information on GEO’s business segments. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Disclosure which is available on GEO’s Investor Relations webpage at www.geogroup.com.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for second quarter 2012 and full year 2012, our expectation to declare quarterly cash dividends and the timing, amount and any future increase of such dividends, and our estimates regarding the timing of when the acquisition of 100% of the partnership interests in MCF will be accretive. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2012 given the various risks to which its business is exposed; (2) GEO’s ability to declare a quarterly cash dividend beginning in the third quarter 2012; (3) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (4) GEO’s ability to consummate the acquisition of 100% of the partnership interests in MCF within the anticipated timeframe; (5) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (6) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (7) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (8) GEO’s ability to obtain future financing on acceptable terms; (9) GEO’s ability to sustain company-wide occupancy rates at its facilities; (10) any difficulties encountered in maintaining relationships with customers, employees or suppliers as a result of the transactions with Cornell and BI; (11) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; and (12) other factors contained in GEO’s Securities and Exchange Commission filings, including the Form 10-K, 10-Q and 8-K reports.

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

First quarter 2012 financial tables to follow:

THE GEO GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THIRTEEN WEEKS ENDED

APRIL 1, 2012 AND APRIL 3, 2011

(In thousands, except per share data)

(UNAUDITED)

	Thirteen Weeks Ended
	April 1, 2012	April 3, 2011
Revenues	$412,342	$391,766
Operating expenses	319,128	299,286
Depreciation and amortization	23,215	18,802
General and administrative expenses	27,441	32,788

Operating income	42,558	40,890
Interest income	1,807	1,569
Interest expense	(20,807)	(16,961)

Income before income taxes and equity in earnings of affiliates	23,558	25,498
Provision for income taxes	9,247	9,780
Equity in earnings of affiliates, net of income tax provision of $321 and $1,024	748	662

Net income	15,059	16,380
Net (income) loss attributable to noncontrolling interests	(34)	410

Net income attributable to The GEO Group, Inc.	$15,025	$16,790

Weighted-average common shares outstanding:
Basic	60,768	64,291

Diluted	60,929	64,731

Income per Common Share Attributable to The GEO Group, Inc. — Basic	$0.25	$0.26

Income per Common Share Attributable to The GEO Group, Inc. — Diluted	$0.25	$0.26

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

THE GEO GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

APRIL 1, 2012 AND JANUARY 1, 2012

(In thousands, except share data)

	April 1, 2012	January 1, 2012
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$48,999	$44,753

Restricted cash and investments (including VIEs[1] of $29,373 and $35,435, respectively)	38,398	42,535
Accounts receivable, less allowance for doubtful accounts of $2,829 and $2,453	282,902	292,783
Deferred income tax assets, net	28,726	28,726
Prepaid expenses and other current assets	31,380	50,532

Total current assets	430,405	459,329

Restricted Cash and Investments (including VIEs of $33,624 and $38,930, respectively)	61,379	57,912

Property and Equipment, Net (including VIEs of $161,440 and $162,665, respectively)	1,717,091	1,706,171
Assets Held for Sale	5,505	4,363
Direct Finance Lease Receivable	31,077	32,146
Deferred Income Tax Assets, Net	1,711	1,711
Goodwill	508,076	508,066
Intangible Assets, Net	195,652	200,342
Other Non-Current Assets	83,322	79,576

Total Assets	$3,034,218	$3,049,616

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$55,830	$69,653
Accrued payroll and related taxes	48,660	38,642
Accrued expenses	111,984	126,857
Current portion of capital lease obligations, long-term debt and non-recourse debt (including VIEs of $21,000 and $20,770, respectively)	56,020	53,666

Total current liabilities	272,494	288,818

Deferred Income Tax Liabilities	125,209	125,209
Other Non-Current Liabilities	59,142	56,381
Capital Lease Obligations	12,719	13,087
Long-Term Debt	1,312,832	1,319,068
Non-Recourse Debt (including VIEs of $102,442 and $108,335, respectively)	201,653	208,532
Total Shareholders’ Equity	1,050,169	1,038,521

Total Liabilities and Shareholders’ Equity	$3,034,218	$3,049,616

[1]	Variable interest entities or “VIEs”

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Reconciliation Tables for First Quarter 2012

Reconciliation of Pro Forma Net Income to Net Income

(In thousands except per share data)

	13 Weeks Ended 1-Apr-12	13 Weeks Ended 3-Apr-11
Net Income	$15,059	$16,380
Net (Income) loss attributable to non-controlling interests	(34)	410
Start-up/transition expenses, net of tax	3,055	2,189
International bid and proposal expenses, net of tax	418	—
M&A Related Expenses, net of tax	273	3,735

Pro forma net income	$18,771	$22,714

Diluted earnings per share	$0.25	$0.25
Net (Income) loss attributable to non-controlling interests	—	0.01
Start-up/transition expenses, net of tax	0.05	0.03
International bid and proposal expenses, net of tax	0.01	—
M&A Related Expenses, net of tax	—	0.06

Diluted pro forma earnings per share	$0.31	$0.35

Weighted average common shares outstanding-diluted	60,929	64,731

Reconciliation from Adjusted EBITDA to Net Income

(In thousands)

	13 Weeks Ended 1-Apr-12	13 Weeks Ended 3-Apr-11
Net Income	$15,059	$16,380
Interest expense, net	19,000	15,392
Income tax provision	9,247	9,780
Depreciation and amortization	23,215	18,802
Tax provision on equity in earnings of affiliate	321	1,024

EBITDA	$66,842	$61,378

Adjustments
Net (Income) loss attributable to non-controlling interests	$(34)	$410
Start-up/transition expenses, pre-tax	4,889	3,567
Stock-Based Compensation, pre-tax	1,506	2,061
International bid and proposal expenses, pre-tax	565	—
M&A Related Expenses, pre-tax	453	5,657

Adjusted EBITDA	$74,221	$73,073

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Adjusted Funds from Operations to Net Income

(In thousands)

	13 Weeks	13 Weeks
	Ended	Ended
	1-Apr-12	3-Apr-11
Net Income	$15,059	$16,380
Net (Income) loss attributable to non-controlling interests	(34)	410
Depreciation and Amortization	23,215	18,802
Income Tax Provision	9,247	9,780
Income Taxes Refunded (Paid)	9,331	(940)
Stock-Based Compensation	1,506	2,061
Maintenance Capital Expenditures	(6,122)	(8,319)
Equity in Earnings of Affiliates, Net of Income Tax	(748)	(662)
Amortization of Debt Costs and Other Non-Cash Interest	690	226
Start-up/Transition Expenses	4,889	3,567
M&A Related Expenses	453	5,657
International Bid and Proposal Expenses	565	—

Adjusted Funds from Operations	$58,051	$46,962

Adjusted Funds from Operations Per Diluted Share	$0.95	$0.73

Weighted average common shares outstanding-diluted	60,929	64,731

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations